Exhibit 99.1

Public Affairs, Ford Motor Credit Company, The American Road, P.O. Box 1732,
  Dearborn, Michigan  48121
Telephone: 313/594-1096; Fax: 313/390-2453
Internet:  http://media.ford.com
Media Information Center: 1/800/665-1515

Contact:     Kristen Kinley or Della DiPietro
             313-594-1096

IMMEDIATE RELEASE

FORD CREDIT EARNS $300 MILLION IN THE FIRST QUARTER, UP 8 PERCENT

DEARBORN, Mich., April 15, 1999 -- Ford Credit earned $300 million in the first quarter of this year, up $22 million or 8 percent, from a year ago, Chairman and Chief Executive Officer Philippe Paillart announced today.

Compared with the first quarter of 1998, the increase in earnings reflects higher financing volumes, improved credit loss performance and lower taxes offset partially by higher depreciation expense on leased vehicles.

"Our first quarter earnings improvement of 8 percent from 1998, puts us on track for achieving our 1999 full-year earnings growth of 10 percent," said Paillart. "We're pleased to see our customer base grow as we sharpen our focus on meeting the consumer's financial needs."

Ford Credit's total finance receivables increased to $131.8 billion on March 31, compared with $117.6 billion a year earlier.

As the world's largest automotive finance company, Ford Credit provides vehicle financing in 36 countries for more than eight million customers and 11,000 automotive dealers.
                                                                 # # #
4/15/99


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             Ford Motor Credit Company and Consolidated Subsidiaries

                              OPERATING HIGHLIGHTS


                                                                                            First Quarter
                                                                                      1999                1998
Income (in Millions)
     Income Before Income Taxes                                                 $      498.9       $       489.2
     Net Income                                                                        299.8               277.8
     Memo:  Depreciation Expense                                                     1,841.3             1,682.0


Market Share
     Ford Retail & Lease     United States                                              45.2 %              38.3 %
                             Europe                                                     30.3                26.3
     Ford Wholesale          United States                                              83.0 %              79.5 %
                             Europe                                                     94.8                94.9


Contract Volume - New and Used Retail/Lease (in Thousands)
     United States                                                                       738                627
     Europe                                                                              217                192
     Other International                                                                 120                 99
                                                                                         ---               ----
         Total Contract Volume                                                         1,075                918
                                                                                       =====                ===


Assets (in Millions)
     Net Finance Receivables                                                    $   96,814.7       $    82,335.8
     Net Investment in Operating Leases                                             35,004.7            35,299.1
                                                                                    --------            --------
         Total Net Finance Receivables                                          $  131,819.4       $   117,634.9
     Other Assets                                                                    8,823.3             6,897.6
                                                                                     -------             -------
         Total Assets                                                           $  140,642.7       $   124,532.5
                                                                                   =========           =========


Liabilities and Stockholder's Equity (in Millions)
     Liabilities
         Debt - Short Term                                                      $   53,362.4       $    48,798.9
         Debt - Long Term                                                           64,584.7            55,481.4
                                                                                    --------            --------
              Total Debt                                                        $  117,947.1       $   104,280.3
         Other Liabilities                                                          11,413.9             9,878.0
                                                                                    --------             -------
              Total Liabilities                                                 $  129,361.0       $   114,158.3

     Minority Interests in Net Assets of Subsidiaries                                  385.2               497.8
     Stockholder's Equity                                                           10,896.5             9,876.4
                                                                                    --------             -------
         Total Liabilities and Stockholder's Equity                             $  140,642.7       $   124,532.5
                                                                                   =========           =========

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